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                                                                    EXHIBIT 5.1




                           [LETTERHEAD OF TORYS LLP]




                                   February 20, 2004

G.G.S. Plastic Engineering Inc.
40 Simpson Road
Bolton, Ontario L7E 1Y4

Dear Sir or Madam:

          We have acted as counsel for G.G.S. Plastic Engineering Inc., an Ontario corporation (the "Company"), in connection with the registration statement on Form SB-2 filed by the Company under the Securities Act of 1933, as amended, with respect to 2,400,000 common shares, without par value (the "Shares"), of the Company to be offered by certain selling shareholders.

          In connection with such registration statement, we have made such investigations and examined such documents and proceedings as we considered relevant for the purpose of giving the opinions expressed below, including examining:

     (a)  a certified copy of the articles and by-laws of the Company; and

     (b) a certified copy of a resolution of the directors of the Company relating to the issuance and sale of the Shares.

          We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies. We have relied upon oral statements and representations of officers or other representatives of the Company and others; we have not performed any independent check or verification of such factual matters. The opinions expressed below are limited to the laws of the Province of Ontario and the laws of Canada as applicable therein and are based on legislation or regulations in effect on the date hereof.

          Based and relying upon and subject to the foregoing, we are of the opinion that:

1.   The Company is incorporated and existing under the laws of Canada.

2. The Shares have been validly issued and are outstanding as fully paid and non-assessable Shares in the capital of the Company.



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          This opinion may be relied upon only by the party to whom it is addressed. It may not be relied upon by any other person or for any other purpose, nor may it be quoted in whole or in part, or otherwise referred to, without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the foregoing registration statement.

                                                           Very truly yours,


                                                           /s/ Torys LLP

/bmt